EXHIBIT 16

                                THE FLEX-PARTNERS
                             THE INSTITUTIONAL FUND
                           YIELD COMPUTATION SCHEDULE


Method by which yield is computed:

         YIELD  =  Base Period Return  x  (365/7)

         EFFECTIVE YIELD  =  [(Base Period Return + 1)  x  365/7]

Beginning Account Balance                              1.00

Dividend Declaration

         December 25          0.00014507
         December 26          0.00014589
         December 27          0.00014781
         December 28          0.00014781
         December 29          0.00014781
         December 30          0.00014836
         December 31          0.00015110
                              ----------
                                                       0.00103385
Less: Deductions from Shareholder Accounts             0.00
                                                       ----------
Ending Account Balance                                 1.00103385
Less: Beginning Account Balance                       -1.00
                                                       ----------
Difference                                             0.00103385

Base Period Return
         (Difference/Beginning Account Balance)        0.00103385

Yield Quotation
         (Base Period Return  x  365/7)                     5.39%

Effective Yield Quotation
         [(Base Period Return + 1)  x  365/7] - 1           5.54%

The yield quotations were computed based on the seven days ending December 31, 1996 for the period ended December 31, 1996.

                                   EXHIBIT 16

                                THE FLEX-PARTNERS
                         TACTICAL ASSET ALLOCATION FUND
                              COMPUTATION SCHEDULE


Method by which total return (ending redeemable value) is computed:

     P(1 + T)nth power = ERV

     P = a hypothetical initial payment of $1,000

     T = average annual total return

     n = number of years

     ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the one, five, or ten year periods (or fractional portion thereof)


CLASS A                                     0.42 YEAR
-------                                     ---------

Beginning Account Balance                   $1,000.00
Average Annual Total Return                      5.51%
Ending Redeemable Value                     $1,055.10

Formula Computation:

         0.42 year:      $1,000(1 + .0551)   =    $1,055.10


CLASS C                                     1 YEAR            1.59 YEARS
-------                                     ------            ----------

Beginning Account Balances                  $1,000.00         $1,000.00
Average Annual Total Return                      5.07%            12.40%
Ending Redeemable Value                     $1,050.73         $1,203.82

Formula Computation:

         1 year:         $1,000(1 + .0507)             =      $1,050.73
         1.59 years:     $1,000(1 + .1240)1.59th power =      $1,203.82

                                   EXHIBIT 16

                                THE FLEX-PARTNERS
                               UTILITY GROWTH FUND
                              COMPUTATION SCHEDULE


Method by which total return (ending redeemable value) is computed:

     P(1 + T)nth power = ERV

     P = a hypothetical initial payment of $1,000

     T = average annual total return

     n = number of years

     ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the one, five, or ten year periods (or fractional portion thereof)


CLASS A                                     1 YEAR            1.47 YEARS
-------                                     ------            ----------

Beginning Account Balance                   $1,000.00         $1,000.00
Average Annual Total Return                     12.61%            19.21%
Ending Redeemable Value                     $1,126.14         $1,296.28

Formula Computation:

         1 year:           $1,000(1 + .1261)                =      $1,126.14
         1.47 years:       $1,000(1 + .1921)1.47th power    =      $1,296.28


CLASS C                                     1 YEAR            1.47 YEARS
-------                                     ------            ----------

Beginning Account Balances                  $1,000.00         $1,000.00
Average Annual Total Return                     12.45%            19.07%
Ending Redeemable Value                     $1,124.53         $1,293.99

Formula Computation:

         1 year:           $1,000(1 + .1245)                =      $1,124.53
         1.47 years:       $1,000(1 + .1907)1.47th power    =      $1,293.99